UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 31, 2011

NOVADEL PHARMA INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32177	22-2407152
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

1200 Route 22 East, Suite 2000
Bridgewater, NJ 08807
(Address of principal executive offices) (Zip Code)

(908) 203-4641
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 31, 2011, NovaDel Pharma Inc., a Delaware corporation (the “Company”), entered into a Consent Agreement (the “Agreement”) with each of the investors in the February 2011 financing (the “Investors”).  Pursuant to the Agreement, the Investors agreed to amend the Company’s Series PA and PC Warrants issued in February 2011 to extend the initial exercise date of such warrants to the date that is one year and one day from the effective date of the Company’s Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-170066).  No other terms of the warrants have been modified or amended pursuant to the Agreement.

A complete copy of the Agreement is attached to this Form 8-K.  The foregoing description of the Agreement is qualified in its entirety by reference to such document.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Form of Consent Agreement by and among the Company and the investors set forth therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovaDel Pharma Inc.

/s/ Steven B. Ratoff
Name:	Steven B. Ratoff
Title:	President and Chief Executive Officer

Date: May 31, 2011